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                          CERTIFICATE OF LIMITED PARTNERSHIP

                              RESTATED December 31, 1994


Due to the transfer exchange of partnership units the Certificate of Limited Partnership of ANTI-GENE DEVELOPMENT GROUP is hereby restated:

I.
  The name of the limited partnership is:
                             ANTI-GENE DEVELOPMENT GROUP

II.
  The character of the business to be transacted is:

development and commercialization of novel classes of compounds designed to bind selected genetic sequences and related technologies for diagnostic and therapeutic applications.

III.
  The location of the principal place of business is at:

                                3107 NW Norwood Place
                               Corvallis, Oregon  97330

IV.
  The address of its initial registered office in the State of Oregon is:

                                3107 NW Norwood Place
                               Corvallis, Oregon  97330

V.
  The undersigned general partner designates the initial registered agent of the limited partnership and any successor registered agent as his personal registered agent and attorney upon whom any process, notice, or demand may be served which arises out of the conduct of the partnership affairs and which is required or permitted by law to be served upon a general partner.

VI.
  The term for which the partnership is to exist is until December 31, 2018, unless sooner dissolved by consent of the general partner and a majority of the limited partners.


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VII.
  The name and residence of each member of the partnership and whether such member is a general or limited partner.


         Name                          Residence           General or Limited

Anderson, David              220 SW Avery                  limited
                             Corvallis, OR  97333

Anderson, Lawrence & Janet   21052 Winfield Road           limited
                             Topanga, CA  90290

Ball, Peter                  2805 SW Fairmont Dr.          limited
                             Corvallis, OR  97333

Bartley & Starns             2705 NW Glenwood Dr.          limited
                             Corvallis, OR  97330

Blackledge & Blackledge      PO Box 639                    limited
                             Corvallis, OR  97339

Brajcich, Douglas            West 601 Main, Suite 812      limited
                             Spokane, Wa  99201

Brunner & Johnson            2486 NE Dutch Vista #3        limited
                             Canby, OR  97013

Buchanan, Deanna             PO Box 3205                   limited
                             Friday Harbor, WA  98250

Buchanan & Buchanan          1146 NW Alder Creek Dr.       limited
                             Corvallis, OR  97330

Buchanan, William            1125 Bay Blvd.                limited
                             Newport, OR  97365

Dehlinger & Dehlinger        58 Roosevelt Circle           limited
                             Palo Alto, CA  94306

Einwaller, Chris             10001 SW 25th Ave.            limited
                             Portland, OR  97219

Einwaller, Peter             10001 SW 25th Ave.            limited
                             Portland, OR  97219

Einwaller, Tony              295 Pond Lane                 limited
                             Bow, WA  98232

Epplett, Louis               815 Brookside Drive           limited
                             Eugene, OR  97405

Farrell, Pamela              130 E. 38th Avenue            limited
                             Eugene, OR  97405

Fishler & Fishler            9704 Cedar Crest Drive        limited
                             Sandy, UT  84092

Foster, Ernest               1694 SW Squaw Creek Pl.       limited
                             Corvallis, OR  97333

Gehring, Byron               4816 Cypress Ford Dr.         limited
                             Fuguay Vanna, NC  27526

Hall, Clifford               7505 NW Hoodview Dr.          limited
                             Corvallis, OR  97330


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Hare, Michael                1601 SW Brooklane Drive       limited
Pacific NW Trust co., Cust.  Corvallis, OR  97333
FBO Salem Emerg Phys., Cust.

Harvey, Charles              PO Box 1525                   limited
                             Blythe, CA  92226

Hensley-Jones, Constance     774 SW Lookout Dr.            limited
                             Corvallis, OR  97333

Henderson & Pehkonen         2007 Morningside Drive        limited
                             Florence, KY  41042

Heying, C. Stephen           514 Redbud Lane               limited
                             Ashland, MO  65010

Hoard, Lott & Caldwell       307 Sunset Ave.               limited
                             Huntsville, AL  35801

Houghtaling & Houghtaling    2630 SW McGinnis Ave.         limited
                             Troudale, OR  97060

Ito & Ito                    3844 NW Jameson Dr.           limited
                             Corvallis, OR  97330

Johnson, Arnett              8115 Sacajawea Way N.         limited
                             Wilsonville, OR  97070

Johnson, Donald              1005 South Hilton Rd.         limited
                             Wilmington, DE  19803

Johnson C. & Johnson S.      1265 NW Heather Dr.           limited
                             Corvallis, OR  97330

Johnson K. & Johnson L.      2929 NW Highland              limited
                             Corvallis, OR  97330

Johnson M. & Johnson K.      4721 NW Virginia Place        limited
                             Corvallis, OR  97330

Kaiser, Henry                14040 Kings Valley Hwy        limited
                             Monmouth, OR  97361

Koopman, Dirk                5745 SW Arrowwood Lane        limited
                             Portland, OR  97225

Kraft & Kraft, Henry         6508 Pontiac Drive            limited
                             Indian Head Park, IL  60525

Kraft & Kraft, Walter        2900 NE Pilkington Dr.        limited
                             Corvallis, OR  97330

Larpenteur, James A.         1211 SW 5th, Suite 1800       limited
                             Portland, OR  97204

Latimer/Tabor Family Trust   7220 NE Logsdon Road          limited
                             Corvallis, OR  97330

Magee, Thomas & Joseph       9905 S. Damen Ave.            limited
                             Chicago, IL  60643

Malone, Kristeen             3602 NW 135th Circle          limited
                             Vancouver, WA  98685

Mathews & Mathews            3336 SW Willamette            limited
                             Corvallis, OR  97333

Novak & Novak                14750 SW Bonanza Ct.          limited
                             Beaverton, OR  97007


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Oregon Resource and          4370 NE Halsey, Suite 233     limited
Technology Development Fund   Portland, OR  97213

Pyle, Jane                   3955 SW Brooklane Dr.         limited
Revocable Living Trust       Corvallis, OR  97333

Pyle, Scotty                 3955 SW Brooklane Dr.         limited
Revocable Living Trust       Corvallis, OR  97333

Rarick, et al.               13 Pinto Lane                 limited
                             Rolling Hills Est., CA  90274

Rarick, Wanda & Rose         834 2nd St., Apt. 1 & 6       limited
                             Santa Monica, Ca  90403

Reynolds, Kathryn            PO Box 8317                   limited
                             Black Butte Ranch OR  97759

Reynolds & Reynolds          3293 NW Tanager Dr.           limited
                             Corvallis, OR  97330

Rose, Mark                   17824 SE Alder                limited
                             Portland, OR  97233

Schmidt & Schmidt            7929 SE Duke St.              limited
                             Portland, OR  97206

Small, Enoch                 S. 6805 Tomaker Lane          limited
                             Spokane, WA  99223

Starns, Selma                2705 NW Glenwood Dr.          limited
                             Corvallis, OR  97330

Summerton, James E.          3107 NW Norwood Place         general
                             Corvallis, OR  97330

Summerton, Patricia          3107 NW Norwood Place         limited
                             Corvallis, OR  97330

Timmins, Alan                29290 SW Ladd hill Road       limited
                             Sherwood, OR  97140

Weatherford, Marion          Olex Rural Route Box 44       limited
                             Arlington, OR  97812

Weller & Weller              3323 NW Elmwood               limited
                             Corvallis, OR  97330

Wildish, Forona              455 Alexander Loop #137       limited
                             Eugene, OR  97401

Winner, Dennis               1905 SW Custer                limited
                             Portland, OR  97219

Held as:
Enele and Co.                121 SW Morrison, Suite 1450   limited
Cust. FBO                    Portland, OR  97204
Dennis D. Winner, MD
Keogh #4804


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VIII
  The additional contributions of cash or property, if any, agreed to be made by each partner: NONE!

IX
  In the event the general partner concludes there are insurmountable difficulties preventing further development or commercialization of the partnership's inventions and patents, any uncommitted partnership funds and other assets, or proceeds from liquidation thereof, will be returned to the partners pro rata to their partnership interests.

X
  The share of the profits and losses which each partner shall receive by reason of his proportional ownership shall be:

  Losses, up to the amount invested, will be allocated yearly in direct proportion to the amount of capital each partner has invested during that year, or during that phase if the phase is less than one year. Losses will be calculated on a first-in first-out basis. Any additional losses will be allocated pro rata to all partnership interests.

  Profits will be distributed pro rata to all partnership interests.

              Name                  Number of Interests
              ----                  -------------------

Anderson, David                             6
Anderson, Lawrence & Janet                  1
Ball, Peter                                 1
Bartley & Starns                           20
Blackledge & Blackledge                    43
Brajcich, Douglas                          .5
Brunner & Johnson                           2
Buchanan, Deanna                            4
Buchanan & Buchanan                        .5
Buchanan, William                          .5
Dehlinger & Dehlinger                       5
Einwaller, Chris                            1
Einwaller, Peter                            1
Einwaller, Tony                             1
Epplett, Louis                              4
Farrell, Pamela                             1
Fishler & Fishler                           1
Foster, Ernest                              6
Gehring, Byron                              2
Hall, Clifford                             .25
Hare, Michael                               1
Harvey, Charles                             1
Hensley-Jones, Constance                    2


                                          5


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Henderson & Pehkonen                        2
Heying, C. Stephen                          1
Hoard, Lott & Caldwell                      1
Houghtaling & Houghtaling                   1
Ito & Ito                                   1
Johnson, Arnett                             5
Johnson, Donald                            10
Johnson C. & Johnson S.                     1
Johnson K. & Johnson L.                     8
Johnson M. & Johnson K.                     6
Kaiser, Henry                              10
Koopman, Dirk                               1
Kraft & Kraft, Henry                       10
Kraft & Kraft, Walter                       5
Larpenteur, James                           5
Latimer/Tabor Family Trust                 .25
Magee, Thomas & Joseph                      1
Malone, Kristeen                            1
Mathews & Mathews                          10.5
Novak & Novak                               1
Oregon Resource &
Tech. Dev. Fund                            36
Pyle, Jane Revocable
Living Trust                                2
Pyle, Scotty Revocable
Living Trust                                2
Rarick, et al.                              1
Rarick, Wanda & Rose                       .5
Reynolds, Kathryn                           5
Reynolds & Reynolds                        .5
Rose, Mark                                 .5
Schmidt & Schmidt                           2
Small, Enoch                                2
Starns, Selma                              10
Summerton, James E.                       1,422
Summerton, Patricia                        52
Timmins, Alan                               2
Weatherford, Marion                         2
Weller & Weller                            80
Wildish, Leonard A. Family
Trust #1                                   50
Winner, Dennis                              1

                Total interests           1,856


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XI

  The right of a partner to substitute an assignee as partner in his place and the terms and conditions of that substitution are:

  Any partner is free to assign his interest or interests in the partnership unless the general partner concludes that such an assignment when added to previous assignments within the previous 12 months would jeopardize the tax status of the partnership.

XII

  Rights to admit additional limited partners are as follows:

  The general partner has the right to admit additional limited partners and the right to exercise a power of attorney to sign on behalf of the limited partners an amendment to this certificate--but only for the purpose of adding new limited partners, deleting retiring partners, or effecting partnership transfers.

XIII

  No right is given for one or more of the partners to have priority over other partners as to contributions or as to compensation by way of income, aside from that detailed in section X.

XIV

  Rights to continue the business on the death, insanity, or retirement of the general partner are as follows:

  In the event of the death, insanity or retirement of the general partner, the partners shall elect by majority vote either to continue the partnership with a new general partner or to dissolve the partnership and distribute the assets pro rata to their interests with one vote corresponding to each partnership interest. Any selection of a new general partner shall be carried out by majority election with one vote corresponding to each partnership interest.

XV

  The right of a partner to demand and receive property other than cash in return for his contribution is as follows:

  No compensation other than that detailed in sections IX, X, and XIV of this certificate shall accrue to partners.

XVI

  The right of a limited partner to vote upon matters affecting the basic structure of the partnership is as follows:

  Limited partners may vote to dissolve the partnership prior to its planned termination date. Consent of a majority of the limited partners plus the general partner will constitute grounds for early dissolution.


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